Exhibit 99.2

Consolidated Report to the Financial Community
Fourth Quarter 2007
(Released February 25, 2008)

HIGHLIGHTS		After-Tax EPS Variance Analysis	4th Qtr.
		4Q 2006 Basic EPS - GAAP Basis	$0.85
▪	Normalized non-GAAP* earnings, excluding	Special Items - 2006	(0.01)
	special items, were $0.90 per share for the	4Q 2006 Normalized Earnings - Non-GAAP Basis*	$0.84
	fourth quarter of 2007, compared with $0.84	Distribution Deliveries	0.05
	per share for the fourth quarter of 2006.	Met-Ed and Penelec Distribution Rate Decrease	(0.05)
	GAAP earnings for the fourth quarter of 2007	Generation Revenues	0.26
	were $0.88 per share compared with $0.85 per	Fuel & Purchased Power	(0.20)
	share in the prior year.	Energy Delivery Expenses	(0.05)
		Pensions and Other Post-retirement Benefits	0.06
▪	Normalized non-GAAP* earnings for 2007,	Corporate-Owned Life Insurance (COLI)	(0.06)
	excluding special items, were $4.23 per share,	Depreciation	(0.02)
	near the top of our earnings guidance of $4.15	General Taxes	(0.01)
	to $4.25 per share. This also compares	Financing Costs	0.05
	favorably with 2006 normalized, non-GAAP	Reduced Common Shares Outstanding	0.04
	earnings of $3.88 per share. GAAP earnings	Other	(0.01)
	for 2007 were $4.27 per share, compared with	4Q 2007 Normalized Earnings - Non-GAAP Basis*	$0.90
	$3.84 per share in 2006.	Special Items - 2007	(0.02)
		4Q 2007 Basic EPS - GAAP Basis	$0.88

4Q 2007 Results vs. 4Q 2006

▪
Electric distribution deliveries increased 3%, primarily due to colder weather.   Heating-degree-days were 6% higher than in the same period last year, but 8% below normal.  Commercial and residential deliveries increased 5% and 4%, respectively, while industrial deliveries increased slightly.  The resulting higher distribution delivery revenues increased earnings by $0.05 per share, but were offset by a $0.05 per share reduction in earnings resulting from the Metropolitan Edison Company (Met-Ed) and Pennsylvania Electric Company (Penelec) distribution rate decrease effective in January 2007.

▪
Total electric generation sales increased 4%. Wholesale sales increased 0.7 million megawatt-hours (MWh) or 13%, while retail generation sales increased 0.4 million MWh or 1%.  Generation revenues, excluding power sourced from third-party auction suppliers for our Jersey Central Power & Light Company (JCP&L) and Pennsylvania Power Company (Penn Power) customers, increased earnings by $0.26 per share. This increase was attributable to higher wholesale and retail prices, as well as higher sales volume.

▪
Higher purchased power expense, excluding JCP&L and Penn Power purchases from third-party auction suppliers, reduced earnings by $0.18 per share, primarily due to higher market prices compared to the same period last year.  Higher fuel costs reduced earnings by $0.02 per share.

▪	Increased Energy Delivery expenses reduced earnings by $0.05 per share, reflecting higher storm-related maintenance and increased system reliability spending.

____________________________________________________________________________________________________________________________________________
Consolidated Report to the Financial Community – 4th Quarter 2007

▪
Reduced pension and other post-retirement benefit costs increased earnings by $0.06 per share, mainly due to retiree health care design changes and the impact of the $300 million voluntary contribution to the pension plan made in January 2007.

▪	Decreased investment income related to corporate-owned life insurance reduced earnings by $0.06 per share.

▪	Incremental property additions increased depreciation expense by $0.02 per share.

▪	Higher general taxes reduced earnings by $0.01 per share, primarily due to higher Pennsylvania gross receipts taxes.

▪
Lower financing costs increased earnings by $0.05 per share.  The decrease in financing costs is attributable to reduced short-term borrowings, interest capitalized on higher construction spending, and lower refinancing costs.

▪	The reduction in shares outstanding, due to the accelerated repurchase of 14.4 million common shares in March 2007, enhanced earnings by $0.04 per share.

▪	During the quarter, a $0.02 per share reduction in earnings was recognized from the impairment of securities held in trust for future nuclear decommissioning activities.

2008 Earnings Guidance

▪	Normalized non-GAAP* earnings guidance for 2008, excluding special items, is $4.15 to $4.35 per share. Our estimate for the quarterly pattern of our 2008 earnings guidance is:
	1st Quarter 19%	2nd Quarter 22%	3rd Quarter 35%	4th Quarter 24%

* The 2007 and 2008 GAAP to non-GAAP reconciliation statements can be found on page 10 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s Web site at www.firstenergycorp.com/ir.

For additional information, please contact:

Ronald E. Seeholzer	Kurt E. Turosky	Rey Y. Jimenez
Vice President, Investor Relations	Director, Investor Relations	Principal, Investor Relations
(330) 384-5783	(330) 384-5500	(330) 761-4239

____________________________________________________________________________________________________________________________________________
Consolidated Report to the Financial Community – 4th Quarter 2007                                                            2

FirstEnergy Corp.
Consolidated Statements of Income
(In millions, except for per share amounts)

		Three Months Ended Dec. 31,			Twelve Months Ended Dec. 31,
		2007	2006	Change	2007	2006	Change
	Revenues
(1)	Electric sales	$2,882	$2,492	$390	$11,944	$10,671	$1,273
(2)	FE Facilities	-	-	-	-	48	(48)
(3)	Other	197	188	9	858	782	76
(4)	Total Revenues	3,079	2,680	399	12,802	11,501	1,301

	Expenses
(5)	Fuel	291	283	8	1,178	1,212	(34)
(6)	Purchased power	922	664	258	3,836	3,041	795
(7)	Other operating expenses	831	735	96	3,086	2,924	162
(8)	FE Facilities	-	-	-	-	41	(41)
(9)	Provision for depreciation	161	151	10	638	596	42
(10)	Amortization of regulatory assets	234	197	37	1,019	861	158
(11)	Deferral of new regulatory assets	(125)	(121)	(4)	(524)	(500)	(24)
(12)	General taxes	165	167	(2)	754	720	34
(13)	Total Expenses	2,479	2,076	403	9,987	8,895	1,092

(14)	Operating Income	600	604	(4)	2,815	2,606	209

	Other Income (Expense)
(15)	Investment income	27	29	(2)	120	149	(29)
(16)	Interest expense	(182)	(193)	11	(775)	(721)	(54)
(17)	Capitalized interest	11	5	6	32	26	6
(18)	Subsidiaries' preferred stock dividends	-	(1)	1	-	(7)	7
(19)	Total Other Expense	(144)	(160)	16	(623)	(553)	(70)

(20)	Income From Continuing Operations
	Before Income Taxes	456	444	12	2,192	2,053	139
(21)	Income taxes	188	170	18	883	795	88
(22)	Income From Continuing Operations	268	274	(6)	1,309	1,258	51
(23)	Discontinued operations	-	-	-	-	(4)	4
(24)	Net Income	$268	$274	$(6)	$1,309	$1,254	$55

	Basic Earnings Per Common Share:
(25)	Income from continuing operations	$0.88	$0.85	$0.03	$4.27	$3.85	$0.42
(26)	Discontinued operations	-	-	-	-	(0.01)	0.01
(27)	Basic Earnings Per Common Share	$0.88	$0.85	$0.03	$4.27	$3.84	$0.43
(28)	Weighted Average Number of
	Basic Shares Outstanding	304	318	(14)	306	324	(18)

	Diluted Earnings Per Common Share:
(29)	Income from continuing operations	$0.87	$0.84	$0.03	$4.22	$3.82	$0.40
(30)	Discontinued operations	-	-	-	-	(0.01)	0.01
(31)	Diluted Earnings Per Common Share	$0.87	$0.84	$0.03	$4.22	$3.81	$0.41
(32)	Weighted Average Number of
	Diluted Shares Outstanding	308	321	(13)	310	327	(17)

____________________________________________________________________________________________________________________________________________
Consolidated Report to the Financial Community – 4th Quarter 2007                                                            3

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Twelve Months Ended December 31, 2007
				Ohio
		Energy	Competitive	Transitional
		Delivery	Energy	Generation		Reconciling
		Services (a)	Services (b)	Services (c)	Other (d)	Adjustments	Consolidated
	Revenues
(1)	Electric sales	$8,069	$1,316	$2,559	$-	$-	$11,944
(2)	FE Facilities	-	-	-	-	-	-
(3)	Other	657	152	37	39	(27)	858
(4)	Internal revenues	-	2,901	-	-	(2,901)	-
(5)	Total Revenues	8,726	4,369	2,596	39	(2,928)	12,802

	Expenses
(6)	Fuel	5	1,173	-	-	-	1,178
(7)	Purchased power	3,733	764	2,240	-	(2,901)	3,836
(8)	Other operating expenses	1,700	1,160	305	15	(94)	3,086
(9)	FE Facilities	-	-	-	-	-	-
(10)	Provision for depreciation	404	204	-	4	26	638
(11)	Amortization of regulatory assets	991	-	28	-	-	1,019
(12)	Deferral of new regulatory assets	(371)	-	(153)	-	-	(524)
(13)	General taxes	623	107	4	1	19	754
(14)	Total Expenses	7,085	3,408	2,424	20	(2,950)	9,987

(15)	Operating Income	1,641	961	172	19	22	2,815

	Other Income (Expense)
(16)	Investment income	240	16	1	1	(138)	120
(17)	Interest expense	(456)	(172)	(1)	(4)	(142)	(775)
(18)	Capitalized interest	11	20	-	-	1	32
(19)	Subsidiaries' preferred stock dividends	-	-	-	-	-	-
(20)	Total Other Expense	(205)	(136)	-	(3)	(279)	(623)

(21)	Income From Continuing Operations
	Before Income Taxes	1,436	825	172	16	(257)	2,192
(22)	Income taxes	574	330	69	4	(94)	883

(23)	Income From Continuing Operations	862	495	103	12	(163)	1,309
(24)	Discontinued operations	-	-	-	-	-	-
(25)	Net Income	$862	$495	$103	$12	$(163)	$1,309

(a )	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort generation service for
	FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b )	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to affiliated electric utilities.
(c )	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries.
(d )	Primarily consists of telecommunications services.

____________________________________________________________________________________________________________________________________________
Consolidated Report to the Financial Community – 4th Quarter 2007                                                            4

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Twelve Months Ended December 31, 2006
				Ohio
		Energy	Competitive	Transitional
		Delivery	Energy	Generation		Reconciling
		Services (a)	Services (b)	Services (c)	Other (d)	Adjustments	Consolidated
	Revenues
(1)	Electric sales	$7,039	$1,266	$2,366	$-	$-	$10,671
(2)	FE Facilities	-	-	-	48	-	48
(3)	Other	584	163	24	47	(36)	782
(4)	Internal revenues	14	2,609	-	-	(2,623)	-
(5)	Total Revenues	7,637	4,038	2,390	95	(2,659)	11,501

	Expenses
(6)	Fuel	5	1,207	-	-	-	1,212
(7)	Purchased power	3,010	605	2,050	-	(2,624)	3,041
(8)	Other operating expenses	1,585	1,138	247	24	(70)	2,924
(9)	FE Facilities	-	-	-	41	-	41
(10)	Provision for depreciation	379	190	-	4	23	596
(11)	Amortization of regulatory assets	841	-	20	-	-	861
(12)	Deferral of new regulatory assets	(375)	-	(125)	-	-	(500)
(13)	General taxes	599	90	10	(2)	23	720
(14)	Total Expenses	6,044	3,230	2,202	67	(2,648)	8,895

(15)	Operating Income	1,593	808	188	28	(11)	2,606

	Other Income (Expense)
(16)	Investment income	328	35	-	1	(215)	149
(17)	Interest expense	(431)	(200)	(1)	(6)	(83)	(721)
(18)	Capitalized interest	14	12	-	-	-	26
(19)	Subsidiaries' preferred stock dividends	(16)	-	-	-	9	(7)
(20)	Total Other Expense	(105)	(153)	(1)	(5)	(289)	(553)

(21)	Income From Continuing Operations
	Before Income Taxes	1,488	655	187	23	(300)	2,053
(22)	Income taxes	595	262	75	(21)	(116)	795
(23)	Income From Continuing Operations	893	393	112	44	(184)	1,258
(24)	Discontinued operations	-	-	-	(4)	-	(4)
(25)	Net Income	$893	$393	$112	$40	$(184)	$1,254

(a )	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort generation service for
	FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b )	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to affiliated electric utilities.
(c )	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries.
(d )	Consists of telecommunications services and non-core businesses divested in 2006 (Facilities Services Group and MYR).

____________________________________________________________________________________________________________________________________________
Consolidated Report to the Financial Community – 4th Quarter 2007                                                            5

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Twelve Months Ended Dec. 31, 2007 vs. Twelve Months Ended Dec. 31, 2006
				Ohio
		Energy	Competitive	Transitional
		Delivery	Energy	Generation		Reconciling
		Services (a)	Services (b)	Services (c)	Other (d)	Adjustments	Consolidated
	Revenues
(1)	Electric sales	$1,030	$50	$193	$-	$-	$1,273
(2)	FE Facilities	-	-	-	(48)	-	(48)
(3)	Other	73	(11)	13	(8)	9	76
(4)	Internal revenues	(14)	292	-	-	(278)	-
(5)	Total Revenues	1,089	331	206	(56)	(269)	1,301

	Expenses
(6)	Fuel	-	(34)	-	-	-	(34)
(7)	Purchased power	723	159	190	-	(277)	795
(8)	Other operating expenses	115	22	58	(9)	(24)	162
(9)	FE Facilities	-	-	-	(41)	-	(41)
(10)	Provision for depreciation	25	14	-	-	3	42
(11)	Amortization of regulatory assets	150	-	8	-	-	158
(12)	Deferral of new regulatory assets	4	-	(28)	-	-	(24)
(13)	General taxes	24	17	(6)	3	(4)	34
(14)	Total Expenses	1,041	178	222	(47)	(302)	1,092

(15)	Operating Income	48	153	(16)	(9)	33	209

	Total Other Expense
(16)	Investment income	(88)	(19)	1	-	77	(29)
(17)	Interest expense	(25)	28	-	2	(59)	(54)
(18)	Capitalized interest	(3)	8	-	-	1	6
(19)	Subsidiaries' preferred stock dividends	16	-	-	-	(9)	7
(20)	Total Other Expense	(100)	17	1	2	10	(70)

(21)	Income From Continuing Operations
	Before Income Taxes	(52)	170	(15)	(7)	43	139

(22)	Income taxes	(21)	68	(6)	25	22	88

(23)	Income From Continuing Operations	(31)	102	(9)	(32)	21	51
(24)	Discontinued operations	-	-	-	4	-	4
(25)	Net Income	$(31)	$102	$(9)	$(28)	$21	$55

(a )	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort generation service for
	FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b )	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to affiliated electric utilities.
(c )	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries.
(d )	Consists of telecommunications services and non-core businesses divested in 2006 (Facilities Services Group and MYR).

____________________________________________________________________________________________________________________________________________
Consolidated Report to the Financial Community – 4th Quarter 2007                                                                    6

FirstEnergy Corp.
Financial Statements
 (In millions)

Condensed Consolidated Balance Sheets
	As of Dec. 31, 2007	As of Dec. 31, 2006
Assets
Current Assets:
Cash and cash equivalents	$129	$90
Receivables	1,421	1,267
Other	680	726
Total Current Assets	2,230	2,083

Property, Plant and Equipment	15,383	14,667
Investments	3,598	3,534
Deferred Charges and Other Assets	10,857	10,912
Total Assets	$32,068	$31,196

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$2,014	$1,867
Short-term borrowings	903	1,108
Accounts payable	777	726
Other	1,454	1,554
Total Current Liabilities	5,148	5,255

Capitalization:
Common stockholders' equity (a)	8,977	9,035
Long-term debt and other long-term obligations	8,869	8,535
Total Capitalization	17,846	17,570
Noncurrent Liabilities	9,074	8,371
Total Liabilities and Capitalization	$32,068	$31,196

(a)	Reduction reflects $942 million common share repurchase in 2007.

General Information	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,

	2007	2006	2007	2006

Debt and equity securities redemptions	$(502)	$(1,629)	$(2,067)	$(3,329)
New long-term debt issues	$427	$1,504	$1,527	$2,739
Short-term debt increase/(decrease)	$330	$(96)	$(205)	$386
Capital expenditures	$506	$325	$1,633	$1,315

Adjusted Capitalization (Including Off-Balance Sheet Items) - Rating Agency View
	As of December 31,
	2007	% Total	2006	% Total
Total common equity	$8,977	40%	$9,035	42%
Long-term debt (a)	10,486	47%	9,973	47%
Short-term debt	903	4%	1,108	5%
Off-balance sheet debt equivalents:
Sale-leaseback net debt equivalents (b)	1,990	9%	1,231	6%
Total	$22,356	100%	$21,347	100%

(a) Includes amounts due to be paid within one year and excludes JCP&L securitization debt of $397 million and $429 million in 2007 and 2006, respectively.
(b) Associated with 1987 and 2007 sale and leaseback transactions.

____________________________________________________________________________________________________________________________________________
Consolidated Report to the Financial Community – 4th Quarter 2007                                                            7

FirstEnergy Corp.
Financial Statements
(In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$268	$274	$1,309	$1,254
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, amortization, and deferral of regulatory assets	270	227	1,133	957
Deferred purchased power and other costs	(81)	(122)	(346)	(445)
Deferred income taxes and investment tax credits*	149	123	(9)	159
Deferred rents and lease market valuation liability	(58)	(59)	(99)	(113)
Electric service prepayment programs	(23)	(19)	(75)	(64)
Cash collateral, net	(18)	21	(68)	(77)
Pension trust contribution	-	-	(300)	-
Change in working capital and other	(22)	251	149	268
Cash flows provided from operating activities	485	696	1,694	1,939

Cash flows provided from (used for) financing activities	100	(360)	(1,342)	(804)

Cash flows used for investing activities	(486)	(287)	(313)	(1,109)
Net increase in cash and cash equivalents	$99	$49	$39	$26

*	The Bruce Mansfield sale and leaseback transaction reduced deferred income taxes by $187 million in the twelve months ended December 31, 2007.

Deferrals and Amortizations
	Three Months Ended Dec. 31,			Twelve Months Ended Dec. 31,
	2007	2006	Change	2007	2006	Change
Ohio Regulatory Assets - Rate Plans/Transmission

Deferred Balance - Beginning	$1,788	$1,857		$1,844	$1,924

Deferral of shopping incentives	-	-	$-	-	3	$(3)
Interest on shopping incentives	8	10	(2)	36	42	(6)
Deferral of MISO costs and interest	11	4	7	56	15	41
Deferral of RCP distribution reliability costs	23	35	(12)	166	155	11
Deferral of RCP fuel costs	45	19	26	107	113	(6)
Current period deferrals	$87	$68	$19	$365	$328	$37

Amortization
Ohio transition costs amortization	$(69)	$(59)	$(10)	$(291)	$(270)	$(21)
Shopping incentives amortization	(29)	(28)	(1)	(123)	(121)	(2)
MISO costs amortization	(9)	(5)	(4)	(29)	(20)	(9)
Other	(7)	4	(11)	(23)	(12)	(11)
Current period amortization	$(114)	$(88)	$(26)	$(466)	$(423)	$(43)

Deferred Balance - Ending	$1,812	$1,844		$1,812	$1,844

Pennsylvania Deferred PJM Costs
Beginning Balance	$227	$111		$157	$-
Deferrals	30	46	$(16)	111	157	$(46)
Interest	1	-	1	4	-	4
Amortizations	(4)	-	(4)	(18)	-	(18)
Ending Balance	$254	$157		$254	$157

New Jersey Deferred Energy Costs
Beginning Balance	$330	$340		$369	$541
Deferral (recovery) of energy costs	(94)	29	$(123)	(133)	(172)	$39
Ending Balance	$236	$369		$236	$369

____________________________________________________________________________________________________________________________________________
Consolidated Report to the Financial Community – 4th Quarter 2007                                                        8

FirstEnergy Corp.
Statistical Summary

ELECTRIC SALES STATISTICS		Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions of kWhs)		2007	2006	Change	2007	2006	Change

Electric Generation Sales
Retail - Regulated		23,404	23,247	0.7%	97,057	96,125	1.0%
Retail - Competitive		3,056	2,833	7.9%	12,995	11,734	10.7%
Total Retail		26,460	26,080	1.5%	110,052	107,859	2.0%
Wholesale		6,543	5,804	12.7%	24,115	23,083	4.5%
Total Electric Generation Sales		33,003	31,884	3.5%	134,167	130,942	2.5%

Electric Distribution Deliveries
Ohio	- Residential	4,244	4,095	3.6%	17,586	16,761	4.9%
	- Commercial	3,610	3,521	2.5%	15,107	14,667	3.0%
	- Industrial	5,686	5,651	0.6%	23,346	23,324	0.1%
	- Other	93	94	-1.1%	372	374	-0.5%
	Total Ohio	13,633	13,361	2.0%	56,411	55,126	2.3%

Pennsylvania	- Residential	2,927	2,834	3.3%	11,782	11,278	4.5%
	- Commercial	2,769	2,643	4.8%	11,268	10,826	4.1%
	- Industrial	2,499	2,537	-1.5%	10,229	10,382	-1.5%
	- Other	21	21	-	82	82	-
	Total Pennsylvania	8,216	8,035	2.3%	33,361	32,568	2.4%

New Jersey	- Residential	2,222	2,101	5.8%	9,839	9,548	3.0%
	- Commercial	2,423	2,247	7.8%	9,867	9,450	4.4%
	- Industrial	719	689	4.4%	2,885	2,831	1.9%
	- Other	22	21	4.8%	88	86	2.3%
	Total New Jersey	5,386	5,058	6.5%	22,679	21,915	3.5%

Total Residential		9,393	9,030	4.0%	39,207	37,587	4.3%
Total Commercial		8,802	8,411	4.6%	36,242	34,943	3.7%
Total Industrial		8,904	8,877	0.3%	36,460	36,537	-0.2%
Total Other		136	136	-	542	542	-
Total Distribution Deliveries		27,235	26,454	3.0%	112,451	109,609	2.6%

Electric Sales Shopped
Ohio	- Residential	518	519	-0.2%	2,201	2,289	-3.8%
	- Commercial	825	878	-6.0%	3,534	3,787	-6.7%
	- Industrial	645	673	-4.2%	2,689	2,874	-6.4%
	Total Ohio	1,988	2,070	-4.0%	8,424	8,950	-5.9%

Pennsylvania	- Residential	29	-	-	73	-	-
	- Commercial	186	2	-	632	4	-
	- Industrial	507	132	284.1%	1,895	501	278.2%
	Total Pennsylvania	722	134	438.8%	2,600	505	414.9%

New Jersey	- Residential	-	-	-	-	-	-
	- Commercial	559	478	16.9%	2,156	1,926	11.9%
	- Industrial	559	525	6.5%	2,200	2,103	4.6%
	Total New Jersey	1,118	1,003	11.5%	4,356	4,029	8.1%

Total Electric Sales Shopped		3,828	3,207	19.4%	15,380	13,484	14.1%

Operating Statistics
	Three Months Ended Dec. 31,			Twelve Months Ended Dec. 31,
	2007	2006		2007	2006
Capacity Factors:
Fossil - Baseload	81%	83%		80%	89%
Fossil - Load Following	67%	69%		71%	69%
Nuclear	88%	85%		89%	87%
Generation Output:
Fossil - Baseload	40%	41%		39%	42%
Fossil - Load Following	22%	23%		23%	22%
Peaking	0%	0%		0%	0%
Nuclear	38%	36%		38%	36%

	Three Months Ended Dec. 31,			Twelve Months Ended Dec. 31,
Weather	2007	2006	Normal	2007	2006	Normal
Composite Heating-Degree-Days	1,824	1,715	1,977	5,443	4,900	5,534
Composite Cooling-Degree-Days	70	5	15	1,039	892	921

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Consolidated Report to the Financial Community – 4th Quarter 2007                                                                9

FirstEnergy Corp.
2007 EPS Reconciliations
(In millions, except for per share amounts)

Special Items
	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2007	2006	2007	2006

Pre-tax Items - Income Increase (Decrease)
Gain on Non-Core Asset Sales of:
Gain on sale of First Communications (h)	$-	$-	$21	$-
All other (a)(f)	-	11	-	12
Total Gain on Non-Core Asset Sales	-	11	21	12
Saxton decommissioning costs regulatory assets (b)	-	-	27	-
Trust securities impairment (c)	(10)	(13)	(26)	(13)
Marbel property tax liability adjustment	-	3	-	3
FE Facilities sales/impairment (d)(e)(g)	-	-	-	(13)
PA NUG purchased power adjustment applicable to 2005 (i)	-	-	-	(10)
Total-Pretax Items	$(10)	$1	$22	$(21)

EPS Effect	$(0.02)	$0.01	$0.04	$(0.04)

(a) Included in "Other operating expenses"	(f) Before first quarter 2006 tax benefit of $2.5 million
(b) Included in "Deferral of new regulatory assets"	(g) Non-tax deductible
(c) Included in "Investment income"	(h) Included in "Other Revenue"
(d) Included in "FE Facilities expenses"	(i) Included in "Purchased Power"
(e) Included in "Discontinued Operations"

2007 Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	Three Months	Twelve Months
	Ended Dec. 31	Ended Dec. 31
Basic EPS (GAAP basis)	$0.88	$4.27
Excluding Special Items:
New regulatory asset authorized by PPUC	-	(0.05)
Gain on sale of non-core assets	-	(0.04)
Trust securities impairment	0.02	0.05
Basic EPS (Non-GAAP basis)	$0.90	$4.23

Non-GAAP 2008 Basic Earnings Per Share Guidance
(Reconciliation of GAAP to Non-GAAP)

2008 EPS

Basic EPS (GAAP basis)	$4.23 - $4.43
Excluding Special Items	(0.08)
Basic EPS (Non-GAAP basis)	$4.15 - $4.35

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Consolidated Report to the Financial Community – 4th Quarter 2007                                                                       10

RECENT DEVELOPMENTS

Ohio Substitute Senate Bill 221
On October 31, 2007, the Ohio Senate passed Substitute Senate Bill 221 which seeks to revise state energy policy.  Among other things, the bill outlines a process for establishing electricity prices for generation beginning in 2009, and includes a requirement that at least 25% of the state’s electricity come from advanced energy technologies by 2025, with at least one-half of the 25% requirement coming from renewable resources.

The Ohio House of Representatives referred the bill to the House Public Utilities Committee which conducted various hearings between November 2007 and February 2008.  During the November 14, 2007, hearing, President and Chief Executive Officer Tony Alexander provided testimony on the history and status of deregulation in Ohio.  In his remarks, Mr. Alexander indicated that Ohioans should have the opportunity to participate in the competitive electricity marketplace as provided for under Ohio's 1999 deregulation law, Senate Bill 3, which set the stage for long-term price moderation as well as more reliable and responsive service for Ohio's customers. On November 28, 2007, Senior Vice President and General Counsel Leila Vespoli provided testimony on the bill’s alternative options for establishing electric generation pricing in 2009.  In her remarks, Ms. Vespoli expressed the industry’s concerns with Substitute Senate Bill 221, saying the legislation should be modified to provide the PUCO with expanded regulatory tools and statutory authority to negotiate rate plans, and to include a true market rate option.  On January 16, 2008, Vice President of Rates and Regulatory Affairs David Blank provided testimony on special discounted-rate contracts indicating that the rationale to support their continued use no longer exists.

Ohio Distribution Rate Case Filing
On December 4, 2007, the PUCO Staff issued its Staff Reports containing the results of their investigation into the distribution rate requests for FirstEnergy subsidiaries Ohio Edison Company, The Cleveland Electric Illuminating Company, and The Toledo Edison Company (collectively the Ohio Companies).  In its Reports, the PUCO Staff recommended a distribution rate increase of $161 million to $180 million compared to the Ohio Companies’ request of $332 million.  However, during the evidentiary hearings, the PUCO Staff submitted testimony decreasing their recommended revenue increase to a range of $114 million to $132 million.  The revisions primarily related to property tax, depreciation, and deferred tax corrections, as well as other miscellaneous adjustments.  Key differences between the Staff Reports’ recommendation and the Ohio Companies’ request include:  matters to be considered in separate proceedings ($115 million), and a recommended return on equity of 10% to 11% versus the Ohio Companies’ request of 11.75% ($16 million to $35 million).

On January 3, 2008, the Ohio Companies and intervening parties filed objections to the Staff Reports and on January 10, 2008, the Ohio Companies filed supplemental testimony, while intervening parties filed their direct testimony.  Evidentiary hearings began on January 29 and are expected to conclude in late February 2008.  The PUCO is expected to render its decision during the 2nd or 3rd quarter of 2008.

Ohio Supreme Court Remand on Rate Certainty Plan
On January 9, 2008, the PUCO issued its Finding and Order on the Ohio Companies’ application on remand seeking to recover incremental fuel costs deferred in 2006 and 2007, and fuel costs that would otherwise be deferred in 2008, via two generation-related fuel cost tariff riders.  The Order approved the implementation of the tariff rider to recover actual incremental fuel costs incurred from January 1, 2008 through December 31, 2008 (estimated to be $167 million), but directed the Ohio Companies to file a separate application with an alternative recovery mechanism to collect the 2006 and 2007 deferred fuel costs and associated carrying charges ($220 million balance as of December 31, 2007).  On February 8, 2008, the Ohio Companies filed an application proposing to recover the deferred fuel costs and carrying charges for 2006 and 2007 via a separate fuel rider, with alternative options for the recovery period ranging from 5 to 25 years.  This second application is pending before the PUCO.

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Consolidated Report to the Financial Community – 4th Quarter 2007                                                                       11

Penn Power Default Service Plan
On October 30, 2007, an Administrative Law Judge (ALJ) recommended that the Pennsylvania Public Utility Commission (PPUC) approve the Joint Petition for Settlement for Pennsylvania Power Company’s (Penn Power) Interim Default Service Supply Plan for the period covering June 1, 2008 through May 31, 2011.  On December 20, 2007, the PPUC accepted all provisions of the Settlement Agreement except for the provision related to the procurement of default service supply for residential customers, which was remanded to the ALJ for further proceedings.  The PPUC encouraged Penn Power to further consider adopting a portfolio approach that incorporates the use of a variety of energy products in lieu of load-following, full requirements contracts for default service procurement for residential customers. Under the terms of the Settlement Agreement, the default service procurement for small commercial customers will be done with multiple requests for proposals (RFPs), while the default service procurement for large commercial and industrial customers will utilize hourly pricing.  Bids in the first RFP for small commercial load were received on February 20, 2008.  In February 2008, parties filed direct and rebuttal testimony in the remand proceeding for the residential procurement approach.   An evidentiary hearing is scheduled for February 26, 2008, and this matter is expected to be presented to the PPUC for its consideration by March 13, 2008.

Met-Ed and Penelec NUG Accounting Case
On November 8, 2007, the PPUC denied Metropolitan Edison Company’s and Pennsylvania Electric Company’s request to modify their Non-Utility Generation (NUG) stranded cost accounting methodology to eliminate reductions of the deferred cost balance during periods in which market prices exceeded NUG payments.

Nuclear Generation Record Output
FirstEnergy Nuclear Operating Company (FENOC) set a new annual generation output record of 30.3 million megawatt-hours, surpassing FENOC’s previous best of 29.9 million megawatt-hours, set in 2004.  Top-quartile capability factor performance at Beaver Valley Unit 2 and Davis-Besse of 99.8 percent and 98.6 percent, respectively, along with unit uprates of 43 MW and 24 MW at our Beaver Valley Units 1 and 2, respectively, contributed to this accomplishment.

Nuclear Operations Update
On February 14, 2008, the 893-MW Davis-Besse Nuclear Power Station returned to service following completion of its scheduled refueling outage, which began on December 30, 2007, and replacement of a component on the generator rotor which was damaged during the outage.  In addition to replacing 76 of the 177 fuel assemblies, several improvement projects were completed, including rewinding the turbine generator and reinforcing welds on plant equipment.

On December 10, 2007, the 1,258-MW Perry Nuclear Plant returned to service following the completion of repairs to the Digital Feedwater Control and Reactor Core Isolation Cooling systems.  The plant experienced an automatic shutdown on November 28 due to two failed power supplies in the Digital Feedwater Control system.  A Nuclear Regulatory Commission special inspection team monitored the plant’s repair and restart efforts.

Power Uprates
Mansfield Unit 3 achieved a power uprate of 30 MW during the fourth quarter of 2007 after returning to service following a scheduled maintenance outage.  This uprate was achieved in support of FirstEnergy’s operating strategy to maximize the full potential of its existing generation assets.  This brings the total amount of generating capacity added through power uprates in 2007 to 105 MW.  Our supply portfolio was also enhanced during the year through the reduction of seasonal derates by 149 MW at our peaking units and through long-term contracts to purchase the output of 115 MW from wind generators.

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Consolidated Report to the Financial Community – 4th Quarter 2007                                                                       12

Partially Complete Combined-Cycle Generating Plant Acquired
On January 28, 2008, FirstEnergy Generation Corp. (FGCO) entered into definitive agreements to acquire a partially complete 707 MW natural gas fired generating plant in Fremont, Ohio from Calpine Corporation for $253.6 million. Construction of the facility began in September 2001 and aggregate construction costs expended to date are approximately $300 million.  The facility includes two combined-cycle combustion turbines and a steam turbine capable of producing 544 MW of load-following capacity and 163 MW of peaking capacity. In court documents, Calpine has estimated that the plant is 70% complete and could become operational within 12 to 18 months.  Based on those documents, FGCO estimates the additional expenditures to complete the Facility to be approximately $150 million to $200 million.  While FGCO believes these timing and cost estimates to be accurate, the final cost and timeframe for construction are subject to a pending engineering study.  The plant is connected to both the Midwest Independent Transmission System Operator and the PJM Interconnection. The acquisition will enhance the diversity of FirstEnergy’s generation fleet and further reduce its average carbon dioxide emission rate.

Common Stock Dividend Increase
On December 18, 2007, FirstEnergy’s Board of Directors declared a quarterly dividend of $0.55 per share on outstanding common stock, a 10% increase, payable March 1, 2008.  The new indicated annual dividend is $2.20 per share.  This action brings FirstEnergy’s cumulative dividend increase to 47% since the beginning of 2005, and is consistent with FirstEnergy’s policy, which targets sustainable annual dividend growth and a payout that is appropriate for FirstEnergy’s level of earnings.

Share Repurchase Program Completed
On December 10, 2007, Morgan Stanley completed its acquisition of common shares under FirstEnergy’s accelerated share repurchase program for 14.4 million shares executed in March 2007.  FirstEnergy subsequently paid Morgan Stanley approximately $51 million for a purchase price adjustment (direct charge to common stockholders’ equity) that resulted in a final purchase price of $942 million, or $65.54 per share.

Extension and Amendment of Credit Facility
On November 20, 2007, FirstEnergy and certain of its subsidiaries, including all of its operating utility subsidiaries, agreed, pursuant to a Consent and Amendment with the lenders under the $2.75 billion credit facility dated as of August 24, 2006, to extend the termination date of the facility for one year to August 24, 2012.  The parties also agreed to amendments that will permit the FirstEnergy parties to request an unlimited number of additional one-year extensions of the facility termination date upon shorter notice than provided by the original facility terms, which permitted only two extensions. In addition, the amendments increase FirstEnergy Solutions Corp.’s (FES) borrowing sub-limit under the credit facility to up to $1 billion and remove any requirements for the delivery of a FirstEnergy guaranty of FES’ obligations.

Establishment of the FirstEnergy Fund for Advanced Energy Research
On December 13, 2007, FirstEnergy announced a $2 million pledge to The University of Akron to establish the FirstEnergy Fund for Advanced Energy Research.  The fund will be used to create the FirstEnergy Advanced Energy Research Center at the University and support development of carbon capture and coal-based fuel cells.  The Advanced Energy Research Center initially will focus on development of carbon capture technologies that could be used by fossil-fueled power plants and the development of coal-based fuel cells for commercial use.

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Consolidated Report to the Financial Community – 4th Quarter 2007                                                                       13

Forward-looking Statements.  This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding our, or our management’s, intents, beliefs and current expectations.  These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words.   Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Ohio and Pennsylvania, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, other legislative and regulatory changes including revised environmental requirements and possible greenhouse gas emissions regulation, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation or other potential regulatory initiatives, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight by the Nuclear Regulatory Commission including, but not limited to, the Demand for Information issued to FENOC on May 14, 2007) as disclosed in our SEC filings, the timing and outcome of various proceedings before the PUCO (including, but not limited to, the Distribution Rate Cases and the generation supply plan filing for the Ohio Companies and the successful resolution of the issues remanded to the PUCO by the Supreme Court of Ohio regarding the Rate Stabilization Plan and the Rate Certainty Plan, including the deferral of fuel costs) and the PPUC (including the resolution of the Petitions for Review filed with the Commonwealth Court of Pennsylvania with respect to the transition rate plan for Met-Ed and Penelec), the continuing availability of generating units and their ability to continue to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards, the inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, changing market conditions that could affect the value of assets held in our nuclear decommissioning trust fund, pension fund and other trust funds, the ability to access the public securities and other capital markets and the cost of such capital, the risks and other factors discussed from time to time in our SEC filings, and other similar factors.  The foregoing review of factors should not be construed as exhaustive.  New factors emerge from time to time, and it is not possible for us to predict all such factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. Dividends declared from time to time on FirstEnergy's common stock during any annual period may in aggregate vary from the indicated amounts due to circumstances considered by FirstEnergy's Board of Directors at the time of the actual declarations.  Also, a security rating is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time and each such rating should be evaluated independently of any other rating.  We expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

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Consolidated Report to the Financial Community – 4th Quarter 2007                                                                       14